Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Post Effective Amendment No. 1 to Registration Statement on Form S-4 on Form S-8 (No. 333-190348) of our report dated December 28, 2012 relating to the consolidated financial statements, which appears in Corning Natural Gas Corporation's Annual Report on Form 10-K for the year ended September 30, 2012.

/s/ EFP Rotenberg LLP

EFP Rotenberg, LLP

Rochester, New York

January 10, 2014